Exhibit 10.19
DIRECTOR PHANTOM STOCK AWARD AGREEMENT
Community Health Systems, Inc.
     THIS AGREEMENT between the Grantee and Community Health Systems, Inc., a Delaware corporation (the “Company”), governs an Award of Phantom Stock in the amount and on the date specified in the Grantee’s award notification (the “Grant Date”);
     WHEREAS, the Company has adopted the Community Health Systems, Inc. Amended and Restated 2000 Stock Option and Award Plan (the “Plan”) in order to provide additional incentive to certain employees and directors of the Company and its Subsidiaries;
     WHEREAS, Section 10.2 of the Plan provides for grants of shares of Phantom Stock to Eligible Individuals; and
     WHEREAS, the Compensation Committee of the Board of Directors has approved this form of Agreement.
     NOW, THEREFORE, the parties hereto agree as follows:
1. Grant of Phantom Stock.
The Company hereby grants to the Grantee an award of Phantom Stock (the “Award”) in respect of the number of Shares set out in an electronic notification by the Company’s stock option plan administrator (the “Plan Administrator”).
This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are hereby incorporated by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.
2. Vesting Generally.
     Except as provided in Sections 3 and 4 hereof, the Award shall vest in respect of one-third (1/3) of the Shares subject to the Award (rounded up to the next whole Share, if necessary), on each of the first three (3) anniversaries of the Date of Grant.
3. Effect of Certain Terminations of Service.
     If the Grantee’s service as a member of the Board of Directors terminates as a result of his or her death, Disability, or for any reason other than for Cause, in each case if such termination occurs on or after the Date of Grant, the Award shall become vested in respect of all Shares as to which it had not previously become vested pursuant to Section 2 or 4 hereof as of the date of such termination.
4. Effect of Change in Control.
     In the event that a Change in Control which also constitutes a change in control or effective control of the Company or a change in the ownership of a substantial portion of its assets, in each case within the meaning of Section 409A of the Code and the regulations and interpretive guidance issued thereunder (a “Section 409A Change in Control”) occurs at any time on or after the Date of Grant and prior to the Grantee’s termination of service as a member of the Board of Directors, the Award shall become vested in respect of all Shares as to which it had not previously become vested pursuant to Section 2 hereof as of the date of such Section 409A Change in Control.

5. Delivery of Shares.
     Except as otherwise provided in this Section 5, a stock certificate (or other electronic indicia of ownership) with respect to Shares as to which the Award has become vested pursuant to Section 2, 3 or 4 hereof shall be delivered to the Grantee as soon as practicable following the date on which the Award or portion thereof has become vested.
     Upon the Grantee’s death, a stock certificate (or other electronic indicia of ownership) for the Shares with respect to which the Award or portion thereof has become vested by reason of the Grantee’s death pursuant to Section 3 hereof, shall be delivered to the executors or administrators of the Grantee’s estate as soon as practicable following the Company’s or the Company’s Plan Administrator’s receipt of notification of the Grantee’s death. All references herein to “the Grantee” shall also include the Grantee’s executors, administrators, heirs or assigns in the event of the Grantee’s death.
6. Forfeiture of Phantom Stock.
     In addition to the circumstance described in Section 7(a) hereof, the Award (and any and all Shares in respect thereof), to the extent it has not become vested in accordance with Section 2, 3 or 4 hereof, shall be forfeited upon the termination of the Grantee’s service as a member of the Board of Directors for any reason other than those set forth in Section 3 hereof prior to such vesting.
7. Acknowledgement and Acceptance of Award Agreement.
     The Award shall be subject to the Grantee’s acknowledgement and acceptance of this Agreement to the Company or its Plan Administrator (including by electronic means, if so provided) no later than the earlier of (i) 180 days from the Date of Grant and (ii) the date that is immediately prior to the date that the Award vests pursuant to Section 3 or 4 hereof (the “Return Date”); provided that if the Grantee dies before the Return Date, this requirement shall be deemed to be satisfied if the executor or administrator of the Grantee’s estate acknowledges and accepts this Agreement through the Company or its Plan Administrator no later than ninety (90) days following the Grantee’s death (the “Executor Return Date”). If this Agreement is not so acknowledged and accepted on or prior to the Return Date or the Executor Return Date, as applicable, the Award (and any and all Shares in respect thereof) shall be forfeited, and neither the Grantee nor the Grantee’s heirs, executors, administrators and successors shall have any rights with respect thereto.
8. No Right to Continued Service.
     Nothing in this Agreement or the Plan shall interfere with or limit in any way the right of the Company to terminate the Grantee’s service on its Board of Directors, nor confer upon the Grantee any right to continuance of such service as a Board member.
9. Withholding of Taxes.
     Prior to the delivery of a stock certificate or evidence of book entry Shares with respect to the Award, the Grantee shall pay to the Company or the Company’s Plan Administrator, the federal, state and local income taxes and other amounts as may be required by law to be withheld (the “Withholding Taxes”) with respect to such Shares, if any. By acknowledging and accepting this Agreement in the manner provided in Section 7 hereof, the Grantee shall be deemed to elect to have the Company or the Company’s Plan Administrator, withhold a portion of such Shares having an aggregate Fair Market Value equal to the Withholding Taxes in satisfaction thereof, such election to continue in effect until the Grantee notifies the Company or its Plan Administrator before such delivery that the Grantee shall satisfy such obligation in cash, in which event the Company shall not withhold a portion of such Shares as otherwise provided in this Section 9.
10. The Grantee is Bound by the Plan.
     By acknowledging and accepting the Award, the Grantee hereby confirms the availability and his or her review of a copy of the Plan, the Prospectus, and other documents provided to the Grantee in connection with the Award, by the Company or its Plan Administrator, and the Grantee agrees to be bound by all the terms and provisions thereof.
11. Modification of Agreement.
     This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by both parties hereto.
12. Severability.
     Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.
13. Governing Law.
     The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Tennessee without giving effect to the conflicts of laws principles thereof.
14. Successors in Interest.
     This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee’s heirs, executors, administrators and successors.
15. Resolution of Disputes.
     Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall first be referred to the Chief Executive Officer for informal resolution, and if necessary, referred to the Committee for its determination. Any determination made hereunder shall be final, binding and conclusive on the Grantee, his or her heirs, executors, administrators and successors, and the Company and its Subsidiaries for all purposes.
16. Entire Agreement.
     This Agreement and the terms and conditions of the Plan constitute the entire understanding between the Grantee and the Company and its Subsidiaries, and supersede all other agreements, whether written or oral, with respect to the Award.
17. Headings.
     The headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

18. Deemed Execution.
     On the date of the Grantee’s electronic acceptance of the terms of the Award, and this Agreement, this Agreement shall be deemed to have been executed and delivered by the Grantee and the Company.

COMMUNITY HEALTH SYSTEMS, INC.

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